Exhibit 99.1
Dear Shareholder,	February 10, 2011	Union Bankshares, Inc.

We are pleased to report the financial results of your company for 2010 were solid in a number of areas. Net income increased by 6.9%, return on average assets was 1.26%, and return on average equity was 13.37%, all strong performance indicators.

Contributing to the performance improvement were increases in net interest income–$868,000, non interest income–$413,000, and decreases in employee benefits, occupancy, equipment and FDIC insurance expenses combined of $354,000. Partially offsetting the above gains were increases in income taxes–$283,000, salaries–$462,000, and the provision for loan losses–$120,000.

Of particular significance to 2010’s results were lending related activities. Interest rates remained at historically low levels contributing to the continued refinancing of residential mortgages. Over $51 million in residential loans were originated and sold, with the vast majority servicing retained, into the secondary mortgage market generating $1 million in premium income.

Our portfolio of sold and serviced loans now exceeds $165 million, placing us in the top 5% of banks in our peer group. Service fees generated by these sold loans generated $549,000 in revenue during 2010 and will provide a continuing stream of fees in the years to come.

As mentioned earlier, we increased our provision for bad debts for 2010 to $520,000. Although we charged off $316,000 in loans, the main reason for the increase in the provision was the composition of and growth in the loan portfolio of 6.7%. We have continued to experience good demand for commercial real estate as well as residential loans. In addition, we just received notice of our acceptance as an approved lender for the Federal Housing Administration (FHA) loan programs.

In mid 2010, Congress passed the Wall Street Reform and Consumer Protection Act (Dodd-Frank bill). This legislation makes sweeping changes in the banking industry, consumer protection, and implements price controls on certain banking fees. Although community banks are exempted from some of these new rules, you can be assured the costs of regulatory compliance will increase for all financial institutions while revenue sources are being reduced.

This past November we announced that David Silverman, Senior Vice President and Senior Loan Officer of Union Bank, had been selected the successor to Ken Gibbons. In accordance with the management succession plan adopted by the Board last July, Mr. Silverman will become President of both companies on April 1, 2011, and CEO in May 2012. Mr. Gibbons will become Board Chair upon the retirement of current Board Chair, Richard C. Sargent, at the annual meeting of shareholders in May 2011, and will remain as CEO during the management transition year of May 2011 to May 2012. Mr. Silverman was elected a director of Union Bank on November 17, 2010, and it is also expected that Mr. Silverman will stand for election to the Company’s Board of Directors at the 2011 annual meeting. The transition process has begun and we are all looking forward to the changes it will bring.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record January 29, 2011, and payable February 10, 2011.

Sincerely,

SHAREHOLDER ASSISTANCE

AND INVESTOR INFORMATION

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

		Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016
			Phone:	800-368-5948
			Fax:	908-497-2318
			E-mail:	info@rtco.com
		NASDAQ Stock Market Ticker Symbol:	UNB

		Corporate Name:	Union Bankshares, Inc.

		Corporate Address:	20 Lower Main Street
P.O. Box 667
Morrisville, VT 05661-0667
__________________________
UNION BANK OFFICES
(ATMs at all Branch Locations)

		DANVILLE	LITTLETON, NH	ST. JOHNSBURY
		421 Route 2 East	263 Dells Road	364 Railroad St.
		802-684-2211	603-444-7136	802-748-3131

		FAIRFAX	LYNDONVILLE	325 Portland St.
		Jct. Rtes. 104&128	183 Depot St.	802-748-3121
		802-849-2600	802-626-3100
Green Mtn. Mall
		HARDWICK	MORRISVILLE	1998 Memorial Dr.
		103 VT Rte. 15	20 Lower Main St.	802-748-2454
		802-472-8100	802-888-6600
SO. BURLINGTON
		JEFFERSONVILLE	65 Northgate Plaza	Loan Center
		44 Main St.	Route 100	30 Kimball Ave.
		802-644-6600	802-888-6860	802-865-1000

		JOHNSON	ST. ALBANS	STOWE
		198 Lower Main St.	15 Mapleville Depot	47 Park St.
		802-635-6600	802-524-9000	802-253-6600

Richard C. Sargent Chairman	Kenneth D. Gibbons President & CEO

Fourth Quarter Report	December 31, 2010

CONSOLIDATED BALANCE SHEETS (unaudited)			CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	December 31, 2010	December 31, 2009		12/31/2010	12/31/2009	12/31/2010	12/31/2009
ASSETS				(3 months ended)		(12 months ended)
Cash and due from banks	$5,447,386	$4,941,612	Interest income	$5,814,504	$5,705,281	$22,907,235	$23,216,587
Federal funds sold & overnight deposits	8,844,889	17,190,525	Interest expense	995,679	1,171,194	4,117,246	5,294,210
Interest bearing deposits in banks	14,041,101	22,974,800	Net interest income	4,818,825	4,534,087	18,789,989	17,922,377
Investment securities	24,279,845	24,648,589	Provision for loan losses	140,000	155,000	520,000	400,000
Loans held for sale	5,610,436	9,262,352	Net interest income after
Loans, net	376,460,215	348,904,624	provision for loan losses	4,678,825	4,379,087	18,269,989	17,522,377
Reserve for loan losses	(3,754,618)	(3,492,783)
Premises and equipment, net	7,842,281	7,613,319	Trust income	138,291	101,047	481,301	379,042
Accrued interest & other assets	15,095,578	15,479,058	Noninterest income	1,371,509	1,288,801	5,452,949	5,142,265
Total Assets	$453,867,113	$447,522,096	Noninterest expenses:
			Salaries & wages	1,719,509	1,555,542	6,558,759	6,097,064
LIABILITIES AND SHAREHOLDERS' EQUITY			Pension & employee benefits	695,449	749,135	2,828,401	2,923,803
Noninterest bearing deposits	$64,526,154	$60,128,845	Occupancy expense, net	236,602	215,531	937,040	956,966
Interest bearing deposits	312,134,328	308,698,292	Equipment expense	285,373	264,716	1,056,687	1,109,626
Borrowed funds	28,985,907	30,992,604	Other expenses	1,479,126	1,332,031	5,533,858	5,309,714
Accrued interest & other liabilities	6,072,296	6,522,745	Total	4,416,059	4,116,955	16,914,745	16,397,173
Common stock	9,843,572	9,843,572
Additional paid-in capital	244,363	219,331	Income before taxes	1,772,566	1,651,980	7,289,494	6,646,511
Retained earnings	37,622,575	36,494,110	Income tax expense	390,944	372,062	1,702,707	1,419,943
Accumulated other comprehensive loss	(1,739,244)	(1,653,077)
Treasury stock at cost	(3,822,838)	(3,724,326)	Net income	$1,381,622	$1,279,918	$5,586,787	$5,226,568
Total Liabilities and Shareholders' Equity	$453,867,113	$447,522,096
			Earnings per Share	$0.31	$0.29	$1.25	$1.17
			Book value per Share			$9.46	$9.23
Standby letters of credit were $1,494,000 and $2,438,000 at December 31, 2010 and 2009, respectively.

DIRECTORS – UNION BANKSHARES, INC.	OFFICERS – UNION BANK
Richard C. Sargent (chairman)	Kenneth D. Gibbons	Schuyler W. Sweet	Rhonda L. Bennett - Vice President	Morrisville	Edward L. Levite - Senior Loan Originator	So Burlington
Cynthia D. Borck	Robert P. Rollins	Neil J. Van Dyke	Therese H. Butler - Assistant Treasurer	Morrisville	Carrie R. Locklin - Assistant Treasurer	Morrisville
Steven J. Bourgeois	John H. Steel	Stacey L.B. Chase - Assistant Treasurer	Morrisville	Robyn A. Masi - Vice President	Stowe
Jeffrey G. Coslett - Senior Vice President	Morrisville	Thomas J. Meshako - Senior Vice President	Morrisville
DIRECTORS – UNION BANK	Michael C. Curtis - Vice President	St. Albans	Marsha A. Mongeon - Sr. Vice President, CFO	Morrisville
Richard C. Sargent (chairman)	Robert P. Rollins	John H. Steel	Peter J. Eley - SVP, Managing Trust Officer	Morrisville	Karen Carlson Noyes - Vice President	Morrisville
Cynthia D. Borck	Timothy W. Sargent	Schuyler W. Sweet	Kenneth D. Gibbons - President, CEO	Morrisville	Barbara A. Olden - Vice President	St. Johnsbury
Steven J. Bourgeois	David S. Silverman	Neil J. Van Dyke	Don D. Goodhue - Vice President	Morrisville	Deborah J. Partlow - Asst. VP, Sr. Trust Officer	Morrisville
Kenneth D. Gibbons	Melissa A. Greene - Asst. Vice President	Hardwick	Bradley S. Prior - Assistant Treasurer	Morrisville
Karyn J. Hale - Vice President	Morrisville	Craig S. Provost - Vice President	Stowe
OFFICERS – UNION BANKSHARES, INC.	Claire A. Hindes - Asst. Vice President	Morrisville	Colleen D. Putvain - Assistant Treasurer	Morrisville
Richard C. Sargent - Chairman	David S. Silverman - Vice President	Patricia N. Hogan - Vice President	Morrisville	Robert J. Richardson - Vice President	Morrisville
Kenneth D. Gibbons - President & CEO	John H. Steel - Secretary	Tracey D. Holbrook - Regional Vice Pres.	St. Johnsbury	David S. Silverman - Senior Vice President	Morrisville
Marsha A. Mongeon - Vice President/Treasurer	JoAnn A. Tallman - Asst. Secretary	Lura L. Jacques - Asst. VP, Trust Officer	St. Albans	Judy R. Smith - Assistant Vice President	St. Albans
Lynne P. Jewett - Asst. Vice President	Morrisville	John H. Steel - Secretary	Stowe
REGIONAL ADVISORY BOARD MEMBERS	Stephen H. Kendall - Vice President	Morrisville	Curtis C. Swan - Assistant Vice President	Fairfax
Judy F. Aydelott - Littleton	Kenneth D. Gibbons - All	Susan O. Laferriere - Vice President	St. Johnsbury	JoAnn A. Tallman - Assistant Secretary	Morrisville
Steven J. Bourgeois - St. Albans	Coleen Kohaut - St. Albans	Dennis J. Lamothe - Vice President	St. Johnsbury	Francis E. Welch - Assistant Vice President	Morrisville
J.R. Alexis Clouatre - St. Johnsbury	Daniel J. Luneau - St. Albans	Susan F. Lassiter - Vice President	Jeffersonville	Martha J. Wilkins - Assistant Treasurer	Lyndonville
Dwight A. Davis - St. Johnsbury	Samuel H. Ruggiano - St. Albans	Christine S. Latulip - Vice President	Littleton	Lorraine G. Willett - Assistant Vice President	Morrisville
Kirk Dwyer - St. Johnsbury	Schuyler W. Sweet - Littleton
Stanley T. Fillion - Littleton	Norrine A. Williams – Littleton